See Legends on Reverse

NUMBER XX

SHARES XX



INCORPORATED UNDER THE LAWS OF THE STATE OF KANSAS

CROSSFIRST BANKSHARES, INC.

Authorized 100,000,000 Common Shares, $0.01 Par Value

This Certifies That Stock Specimen *is the owner of* XX (XX) *Shares of the Capital Stock of the above named Corporation, fully paid, non-assessable and transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this XX *day of* XXXXX XXXX

SECRETARY

PRESIDENT

THOUSANDS 0 1 2 3 4 5

HUNDREDS TENS UNITS
1 1 1
2 2 2
3 3 3
4 4 4
5 5 5
6 6 6
7 7 7
8 8 8
9 9 9
0 0 0
SHARES

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE CORPORATION WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND, IF APPLICABLE, BROKER REPRESENTATION LETTER(S)) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE CORPORATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THEY WILL HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE BYLAWS OF THE CORPORATION.

CERTIFICATE

FOR

SHARES

OF

CrossFirst Bankshares, Inc.

Issued to

Specimen

Dated

XX

For Value Received, ______ hereby sell, assign and transfer unto ______

______ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______

In presence of

______

______

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER